BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                                BOSTON, MA 02110


                               November 12, 2003


Chapman and Cutler LLP
111 W. Monroe Street
Chicago, Illinois 60603

RE:      First Trust/Four Corners Senior Floating Rate Income Fund
         ---------------------------------------------------------

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 1 to be filed with the Securities and Exchange Commission on or about November 12, 2003 (as proposed to be amended, the "Registration Statement"), with respect to certain of its preferred shares of beneficial interest, par value of $.01 per share with a liquidation value of $25,000 per share (the "Shares"). You have requested that we deliver this opinion to you, as counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

         In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

                  (b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Fund's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of the Commonwealth of Massachusetts;

                  (c) a draft of the Fund's Statement Establishing and Fixing the Rights and Preferences of the Shares attached as Appendix A to the Statement of Additional Information included in the printer's proof referred to in (e) below;


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Chapman and Cutler LLP
November 12, 2003
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                  (d) a Certificate of Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust, Statement and By-Laws, and certain resolutions adopted by the Trustees of the Fund; and

                  (e) a printer's proof, which we received from the printer as a .pdf file on November 4, 2003 of Pre-Effective Amendment No. 1 to be filed with the Securities and Exchange Commission.

         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (e) above, that the Statement will be duly completed, executed and delivered in substantially the form included in such printer's proof and in accordance with the resolutions of the Trustees attached to the certificate referred to in (d) above, and that the Statement will be duly filed with the office of the Secretary of the Commonwealth of Massachusetts.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the legal existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.


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Chapman and Cutler LLP
November 12, 2003
Page 2



         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         1. The Fund has been formed and is legally existing under the Fund's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

         2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust, Statement and By-Laws, will be legally issued, fully paid and non-assessable, except that, as indicated in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reliance of the Fund on this opinion, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,

                                           /s/ Bingham McCutchen LLP
                                           -------------------------
                                           BINGHAM McCUTCHEN LLP